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                                 EXHIBIT J.


                    Consent of PricewaterhouseCoopers LLP
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                                                                     EXHIBIT J

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 18, 2003, relating to the financial statements and financial highlights which appear in the March 31, 2003 Annual Reports to Shareholders of Weitz Partners, Inc. - Partners Value Fund and Value Fund, Hickory Fund, Fixed Income Fund and Government Money Market Fund (the four funds constituting Weitz Series Fund, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
March 26, 2004